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EXHIBIT 99.3

IHHI ANNOUNCES CHIEF OPERATING OFFICER APPOINTMENT
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FOR IMMEDIATE RELEASE                          FOR MORE INFORMATION CONTACT:
                                                    CATHERINE ANDERSON
                                                      (714) 953-3503

SANTA ANA, Calif. - May 23, 2008 - Integrated Healthcare Holdings, Inc. ("IHHI") announced today it has named Daniel J. Brothman as its Chief Operating Officer, to oversee the operations of the Company's four hospitals and its overall operations, including the managed care department. Since 2005, Brothman has served as Senior Vice President of Operations of IHHI and Chief Executive Officer of the Company's largest hospital, Western Medical Center - Santa Ana ("WMC-SA"). Prior to his employment with the Company, Brothman was CEO of WMC-SA when it was under the ownership of Tenet Healthcare Corp. Before his tenure with Tenet, Brothman served in several capacities, including positions as President and CEO, in the healthcare industry since 1972.

About Integrated Healthcare Holdings, Inc.

IHHI is a hospital management company created to provide high-quality healthcare services through the acquisition and management of financially distressed or poorly performing healthcare facilities. In March 2005, IHHI acquired from Tenet Healthcare Corp. four facilities representing approximately 12% of the hospital beds in Orange County, California. Management's focus is on reducing overhead, improving relationships with insurance companies and HMOs, and enhancing financial and operating procedures, notably reduction of bad debt and collection of accounts receivable and government reimbursements.

This press release contains forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or projected. Statements in this press release regarding the business of Integrated Healthcare Holdings, Inc., which are not historical in nature, are "forward-looking statements" that involve risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from those anticipated, estimated, or projected in the forward-looking statements due to risks and uncertainties, including those discussed in our Annual Report on Form 10-K under the caption "Risk Factors." Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. IHHI assumes no obligation to update any forward looking statements to reflect events or circumstances occurring after the date of this press release.